                        WESTPORT RESOURCES CORPORATION
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART I

             Information Required in the Section 10(a) Prospectus

     The documents constituting Part I of this registration statement on Form S-8 will be sent or given to our employees, directors and consultants, as specified by Rule 428(b)(1)(i) promulgated under the Securities Act of 1933, as amended.

                                    PART II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     The following documents and information previously filed by us with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (a) Our final prospectus filed on October 20, 2000 pursuant to Rule 424(b)(4) of the Securities Act, relating to the initial public offering of our common stock.

     (b) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (No. 001-16093), filed on November 16, 2000.

     (c) Our Annual Report on Form 10-K for the year ended December 31, 2000 (No. 001-16093) filed on March 16, 2001.

     (d) The description of our common stock as contained in our Registration Statement on Form 8-A filed on August 31, 2000, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director for any act or omission; provided, however, that the director may be liable for any breach of his duty of loyalty to us or our stockholders, for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which he derived an improper personal benefit.

     Our bylaws provide that we shall, to the maximum extent permitted by the Delaware General Corporation Law, indemnify all persons whom it may indemnify under Delaware law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     We have entered into indemnification agreements with our directors and officers, which indemnify each person to the fullest extent permitted by Delaware law. Pursuant to the agreements, we also agree to hold harmless and indemnify each person against expenses incurred by reason of the fact that the person is or was a director, officer, employee or agent of us, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. We intend to enter into similar indemnification agreements with any new directors or officers in the future.

     Pursuant to the shareholders' agreement dated as of March 9, 2000, by and among Equitable Production Company, Equitable Production (Gulf) Company and Westport Energy Corporation, we have agreed to indemnify ERI Investments, Inc. (as successor to Equitable

Production Company), Westport Energy LLC (as successor to Westport Energy Corporation) and each of their respective directors, officers and controlling persons to the extent permitted by law against any losses, claims, damages or liabilities to which such person may become subject under the Securities Act that arise out of any untrue or alleged statement of material fact or any omission of a material fact required to be contained in a registration statement, prospectus, application or other documentation to be filed with the Securities and Exchange Commission.

     Expenses for the defense of any action for which indemnification may be available shall be advanced by us under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. Directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

     Not applicable.

Item 8.  Exhibits
         --------

    Exhibit
    Number          Document
    ------          --------

    4.1 Second Amended and Restated Certificate of Incorporation of Westport Resources Corporation, incorporated herein by reference to Exhibit 3.1 to Westport's Form 10-Q (File No. 001-16093) filed with the Securities and Exchange Commission on November 16, 2000.

    4.2 Second Amended and Restated Bylaws of Westport Resources Corporation, incorporated herein by reference to Exhibit 3.4 to Westport's Amendment No. 3 to Form S-1 (File No. 333-40422) filed with the Securities and Exchange Commission on October 18, 2000.

    4.3 Westport Resources Corporation 2000 Stock Incentive Plan dated October 17, 2000, incorporated herein by reference to
                    Exhibit 10 to Westport's Form 10-Q (File No. 001-16093) filed with the Securities and Exchange Commission on November 16, 2000.

    4.4 Specimen Certificate representing shares of our common stock, par value $0.01 per share, incorporated herein by reference to Exhibit 4 to Westport's Amendment No. 3 to Form S-1 (File No. 333-40422) filed with the Securities and Exchange Commission on October 18, 2000.

    5*              Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

    23.1*           Consent of Arthur Andersen, LLP.

    23.2*           Consent of Akin, Gump, Strauss, Hauer & Feld L.L.P.
                    (included in its opinion filed as Exhibit 5 to this registration statement).

    24* Power of Attorney (included on signature page of this registration statement).

   _________________
   *Filed herewith

Item 9.  Undertakings
         ------------

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such i against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 5/th/ day of April, 2001.

                                      WESTPORT RESOURCES CORPORATION


                                      By: DONALD D. WOLF

                                          --------------------------------------
                                          Donald D. Wolf
                                          Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     The undersigned directors and officers of Westport Resources Corporation hereby constitute and appoint Donald D. Wolf and Barth E. Whitham, and each of them, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact and agent, with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below:

Signature                Title                                   Date
---------                -----                                   ----


DONALD D. WOLF           Chairman, Chief Executive Officer       April 5, 2001
                         and Director Executive
----------------------
Donald D. Wolf           officer)


JAMES H. SHONSEY         Chief Financial Officer (Principal      April 5, 2001
                         Financial Officer)
----------------------
James H. Shonsey

KENNETH D. ANDERSON           Vice President - Accounting        April 5, 2001
                              (Principal Accounting Officer)
----------------------
Kenneth D. Anderson


MICHAEL RUSSELL               Director                           April 5, 2001

----------------------
Michael Russell


MURRY S. GERBER               Director                           April 5, 2001

----------------------
Murry S. Gerber


DAVID L. PORGES               Director                           April 5, 2001

----------------------
David L. Porges


JAMES M. FUNK                 Director                           April 5, 2001

----------------------
James M. Funk


ALEX M. CRANBERG              Director                           April 5, 2001

----------------------
Alex M. Cranberg


WILLIAM F. WALLACE            Director                           April 5, 2001

----------------------
William F. Wallace


RANDY STEIN                   Director                           April 5, 2001

----------------------
Randy Stein

PETER R. HEARL           Director                                April 5, 2001

----------------------
Peter R. Hearl

INDEX TO EXHIBITS

     Exhibit
     Number         Description of Exhibits
     ------         -----------------------

     4.1 Second Amended and Restated Certificate of Incorporation of Westport Resources Corporation, incorporated herein by reference to Exhibit 3.1 to Westport's Form 10-Q (File No. 001-16093) filed with the Securities and Exchange Commission on November 16, 2000.

     4.2 Second Amended and Restated Bylaws of Westport Resources Corporation, incorporated herein by reference to Exhibit 3.4 to Westport's Amendment No. 3 to Form S-1 (File No. 333-40422) filed with the Securities and Exchange Commission on October 18, 2000.

     4.3 Westport Resources Corporation 2000 Stock Incentive Plan dated October 17, 2000, incorporated herein by reference to
                    Exhibit 10 to Westport's Form 10-Q (File No. 001-16093) filed with the Securities and Exchange Commission on November 16, 2000.

     4.4 Specimen Certificate representing shares of our common stock, par value $0.01 per share, incorporated herein by reference to Exhibit 4 to Westport's Amendment No. 3 to Form S-1 (File No. 333-40422) filed with the Securities and Exchange Commission on October 18, 2000.

     5*             Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     23.1*          Consent of Arthur Andersen, LLP.

     23.2*          Consent of Akin, Gump, Strauss, Hauer & Feld L.L.P.
                    (included in its opinion filed as Exhibit 5 to this registration statement).

     24* Power of Attorney (included on signature page of this registration statement).


    __________________
    *Filed herewith

As filed with the Securities and Exchange Commission on April 5, 2001
                                            Registration No. 333-____________

================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________


                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            ______________________


                        WESTPORT RESOURCES CORPORATION
            (Exact name of Registrant as specified in its charter)

                  Delaware                                 23-3020832
        (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)              Identification Number)

     410 Seventeenth Street, Suite 2300                      80202
              Denver, Colorado                             (Zip Code)
           (Address of Principal
             Executive Offices)


                         Westport Resources Corporation
                           2000 Stock Incentive Plan
                           (Full title of the plan)

                                Donald D. Wolf
               Chairman of the Board and Chief Executive Officer
                        Westport Resources Corporation
                      410 Seventeenth Street, Suite 2300
                            Denver, Colorado 80202
                                (303) 573-5404
           (Name, address and telephone number of agent for service)

                                  Copies to:
                           Michael E. Dillard, P.C.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        1700 Pacific Avenue, Suite 4100
                              Dallas, Texas 75201
                                (214) 969-2800

                             ____________________
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum    Proposed Maximum    Amount of
        Title of Securities          Amount to be       Offering Price    Aggregate Offering  Registration
         to be Registered           Registered (1)      Per Share (2)         Price (2)           Fee
------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share........................         4,110,813           $20.725            $85,196,599       $21,300
------------------------------------------------------------------------------------------------------------

 (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes an indeterminate number of additional shares that may hereafter become issuable as a result of the adjustment provisions of the stock incentive plan.
 (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the common stock of Westport Resources Corporation on April 3, 2001, as reported on the New York Stock Exchange.